Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2021, relating to the financial statements of Ideal Power Inc., which appears in Ideal Power Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Gumbiner Savett Inc.

November 12, 2021

Santa Monica, California